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                                                                   EXHIBIT 99.1

[ENSTAR LOGO]                                                     Press Release

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Date:         March 30, 2005                 Contact:    Amy M. Dunaway
For Release:  Immediately                    Telephone:  (334) 834-5483

                     THE ENSTAR GROUP, INC. FILES FORM 10-K

         Montgomery, Alabama - March 30, 2005. The Enstar Group, Inc. (the "Company") (Nasdaq:ESGR) today reported that it has filed its Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K"). The Company extended its 2004 Form 10-K due to a delay in receiving permission to include a prior year report of an auditor of Green Tree Investment Holdings, a partially owned equity affiliate which was sold in 2004. The earnings and financial position for the year ended December 31, 2004 reported in the March 17, 2005 press release were not changed.

                                      * * *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2004, and are hereby incorporated herein by reference.